Exhibit 10.11

OPTION AGREEMENT

between

HUTCHISON CHINA MEDITECH LIMITED

and

ELI LILLY AND COMPANY

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

OPTION AGREEMENT

This Agreement (the “Agreement”), effective as of 8th October 2013 (the “Effective Date”), is entered into by and among Hutchison China MediTech Limited, a company organized and existing under the laws of the Cayman Islands with its principal offices at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Hutchison”) and Eli Lilly and Company, an U.S.A. company, organized and existing under the laws of the State of Indiana, having a place of business at Lilly Corporate Center, Indianapolis, Indiana 46285  U.S.A(“Lilly”).  Hutchison and Lilly may be referred to herein individually as a “Party” or collectively as the “Parties.”  Reference to a Party shall be deemed to include that Party’s Affiliates.

Recitals:

A.                                    Hutchison’s Affiliate owns the molecule HMPL-013 and is developing it for the Chinese market as a pharmaceutical product useful in the treatment of cancer.

B.                                    Lilly is a pharmaceutical company having expertise in the discovery, development, manufacturing and commercialization of innovative human pharmaceutical products, including cancer products.

C.                                    Lilly and Hutchison MediPharma Limited, a subsidiary of Hutchison, have, pursuant to the Exclusive License and Collaboration Agreement dated as of the Effective Date (the “Collaboration Agreement”), entered into a collaboration under which Lilly would obtain exclusive rights in the Field in the Territory to the Hutchison developmental stage pharmaceutical product, the cancer compound known as HMPL-013.

D.                                    Hutchison desires to grant, and Lilly desires to receive, exclusive option rights to expand the Territory with respect to which Lilly has rights in the Field to HMPL-013 on the terms set forth in this Agreement.

In consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

Agreement:

1.                                      DEFINITIONS.

Unless specifically set forth to the contrary herein, capitalized terms in this Agreement shall have the meaning set forth in the Collaboration Agreement and if no meaning for a capitalized term is set forth in the Collaboration Agreement, such term, whether used in the singular or plural, shall have the respective meaning set forth below:

1.1                   “Agreement” shall have the meaning set forth in the introduction to this agreement.

1.2                   “Change of Control” shall have the meaning set forth in Article 8.2(a).

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.3                   “Development Option” shall have the meaning set forth in Article 2.4.

1.4                   “Effective Date” shall have the meaning set forth in the introduction in this Agreement.

1.5                   “Global Option” shall have the meaning set forth in Article 2.1.

1.6                   “Global Option Exercise Amount” shall have the meaning set forth in Article 2.1.

1.7                   “Global Option Exercise Period” shall have the meaning set forth in Article 2.1.

2.                                      GLOBAL OPTION

2.1                   Overview.

Hutchison hereby grants to Lilly an exclusive global Development and Commercialization option (“Global Option”) for the Product to expand the Territory beyond China and Hong Kong to include some or all additional countries in the world as mutually agreed by the Parties.  For each Product, Lilly will have the opportunity to exercise the Global Option during the Global Option Exercise Period and the option exercise amount (the “Global Option Exercise Amount”) will vary depending on when Lilly exercises such Global Option, as follows:

Time Period in which Global Option is Exercised for a Product	Global Option Exercise Amount
[**]	[**]
[**]	[**]
[**]	[**]

For the purposes of the table above, “Completion” is the date upon which all data for the specified study that is reasonably necessary to inform Lilly’s analysis of the relevant option is made available to Lilly.  Lilly may exercise the Global Option (via a written notice to Hutchison) at any time after such Product’s Colorectal Cancer proof of concept Study Completion and on or prior to [**] after such Product’s Non-Small Cell Lung Cancer Phase III Study Completion (such time period, the “Global Option Exercise Period”).  The Global Option for the Product will terminate upon the earlier of (a) the date upon which Lilly elects not to conduct Subsequent Development of such Product pursuant to Article 3.4(a)(iii) of the Collaboration Agreement or an election is otherwise made pursuant to the Collaboration Agreement to no longer pursue Development of such Product under this Agreement and (b) the end of such Product’s Global Option Exercise Period.

2.2                   Global Option, Development and Commercialization.

From the time that Lilly notifies Hutchison that it intends to exercise the Global Option with respect to the Product during the Global Option Exercise Period, the Parties will negotiate in good faith, for a period of up to four (4) months (or a longer period as mutually agreed upon

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

by the Parties), an agreement and which will among other things expand the Territory to include the relevant countries (“Global Development and Commercialization License Agreement”). Any Global Development and Commercialization License Agreement shall include the following financial terms; provided that, notwithstanding anything to the contrary in this Agreement , the Parties acknowledge that financial terms in clauses (c) and (d) are based on the assumption that Lilly exercises the Global Option on a worldwide basis, and, if Lilly does not exercise the Global Option on a worldwide basis, such financial terms below shall be subject to discussion and re-evaluation by the Parties:

(a)                                 The relevant Global Option Exercise Amount for such Product’s Global Option will be paid by Lilly to Hutchison within [**] of execution of such Global Development and Commercialization License Agreement.

(b)                           A Regulatory Approval Milestone for the first Product approved in the following locations which shall be payable only once as follows:

Location	Milestone Amount

[**]	[**]

[**]	[**]

[**]	[**]

(c)                            An annual, cumulative, worldwide (excluding China’s and Hong Kong’s Net Sales) Net Sales milestone for Product which shall be payable only once the first time the milestone’s Net Sales amount is achieved as follows:

Net Sales	Milestone Amount

[**]	[**]

[**]	[**]

[**]	[**]

A milestone in clauses (b) or (c) above will be paid within [**] days of the occurrence of the described event.

(d)                           Tiered, earned royalties on the annual Net Sales of Product in all countries in the expanded Territory (excluding China and Hong Kong) in the amounts set forth below (all amounts are in U.S. dollars).

Annual Product Net Sales (for all Products in the aggregate in the Territory)	Royalty Rate
[**]	[**]
[**]	[**]
[**]	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

The above tiered royalties are calculated such that the higher tiered royalties are only paid after the annual Net Sales exceed the top threshold of the previous tier.  All earned royalties will be calculated and paid pursuant to Article 7 of the Collaboration Agreement.

2.3                   Other Global Option Considerations.

(a)                 The Global Development and Commercialization License Agreement shall include Lilly’s right to take over the Manufacturing responsibilities for the relevant Product(s) in the expanded Territory and/or original Territory under terms to be negotiated and mutually agreed upon by the Parties.

(b)                 For those countries in the expanded Territory that accept Regulatory Approval documentation from China, Hutchison will provide Lilly with such regulatory documentation and dossiers and provide reasonable support to Lilly in its interactions with Regulatory authorities within the expanded Territory countries.

2.4                   Limited Global Development Option

At any time prior to the expiry of the Global Option Exercise Period for Product under Article 2.1, Lilly may exercise a global development option for such Product (“Development Option”) by paying Hutchison [**]. Upon exercise of a Development Option for the Product, Hutchison will, for the duration of the Global Option Exercise Period for such Product, grant Lilly a fully paid-up, non-exclusive limited license, without the right to sublicense, under Hutchison Patents and the Hutchison Know-How as of such time, without a right to Commercialize, to Develop such Product in the Field outside the Territory.  Lilly may then, at its sole discretion, conduct pre-clinical and clinical Development studies in the Field outside the Territory for such Product.  In the event that Lilly does not exercise the Global Option for the Product within such Product’s Global Option Exercise Period, Hutchison may, at its discretion, purchase the data produced by Lilly under the Development Option for an amount not to exceed Lilly’s incurred Development costs in developing the data.

2.5                   Transfer of Safety and Regulatory Agreement.

Exercising the Global Option or the Development Option, provided in Articles 2.3 and 2.4 will trigger the transfer of safety responsibilities from Hutchison to Lilly. Prior to the transfer, representatives from each Party will meet to develop a safety and regulatory agreement for the exchange of these responsibilities, the global safety data base and related data and documents.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

3.                                      CONFIDENTIALITY; PUBLICATION.

3.1                   Nondisclosure Obligation.

(a)                           For the Term of this Agreement and three years thereafter, the Receiving Party shall keep confidential and not publish, make available or otherwise disclose any Confidential Information to any Third Party, without the express prior written consent of the Disclosing Party; provided however, the Receiving Party may disclose the Confidential Information to those of its Affiliates, officers, directors, employees, agents, consultants and/or independent contractors of such Receiving Party who need to know the Confidential Information in connection with this Agreement and are bound by confidentiality obligations with respect to such Confidential Information.  The Receiving Party shall exercise at a minimum the same degree of care it would exercise to protect its own confidential information (and in no event less than a reasonable standard of care) to keep confidential the Confidential Information. The Receiving Party shall use the Confidential Information solely in connection with the purposes of this Agreement.

(b)                           It shall not be considered a breach of this Agreement if the Receiving Party discloses Confidential Information in order to comply with a lawfully issued court or governmental order or with a requirement of Applicable Law or the rules of any internationally recognized stock exchange; provided that:  (i) the Receiving Party gives prompt written notice of such disclosure requirement to the Disclosing Party and cooperates with Disclosing Party’s efforts to oppose such disclosure or obtain a protective order for such Confidential Information, and (ii) if such disclosure requirement is not quashed or a protective order is not obtained, the Receiving Party shall only disclose those portions of the Confidential Information that it is legally required to disclose and shall make a reasonable effort to obtain confidential treatment for the disclosed Confidential Information.

3.2                   Publications.

Hutchison shall determine when publications, scientific presentations and the like relating to the Development of Products under this Agreement are appropriate.

3.3                                   Publicity; Use of Names.

The Parties recognize that each Party may from time to time desire to issue press releases and make other public statements or disclosures regarding this Agreement or activities conducted hereunder and that such press releases, statements or disclosures may be issued upon prior written approval of the other Party, such approval not to be unreasonably withheld or delayed.

4.                                      REPRESENTATIONS AND WARRANTIES.

4.1                   Representations and Warranties of Hutchison.

Hutchison represents and warrants to Lilly that, as of the Effective Date, it has the full right, power and authority to enter into this Agreement and to grant the rights granted under Article 2, and the fulfillment of its obligations and performance of its activities hereunder do not

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

materially conflict with, violate, or breach or constitute a default under any material contractual obligation or court or administrative order by which Hutchison is bound.

4.2                   Representations and Warranties of Lilly.

Lilly represents and warrants to Hutchison that, as of the Effective Date, it has the full right, power and authority to enter into this Agreement and the fulfillment of its obligations and performance of its activities hereunder do not materially conflict with, violate, or breach or constitute a default under any material contractual obligation or court or administrative order by which Lilly is bound;

4.3                   No Other Representations or Warranties.

EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY.  ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

5.                                      INDEMNIFICATION.

5.1               By Lilly.

Lilly agrees to indemnify and hold harmless the Hutchison Indemnitee(s) from and against all Losses first arising after the Effective Date to the extent arising from (a) the negligence, illegal conduct or willful misconduct of Lilly, (b) Lilly’s breach of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement, or (c) development activities with respect to a Product conducted by Lilly after exercise of the Development Option, in each case of clauses (a) through (c) except to the extent such Losses arise out of a Hutchison Indemnitee’s negligence, illegal conduct or willful misconduct, or breach of this Agreement.

5.2                   By Hutchison.

Hutchison agrees to indemnify and hold harmless the Lilly Indemnitees from and against all Losses to the extent arising from (a) the negligence, illegal conduct or willful misconduct of Hutchison, or (b) Hutchison’s breach of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement, in each case of clauses (a)- (b), except to the extent such Losses arise out of any of a Lilly Indemnitee’s negligence, illegal conduct or willful misconduct, or breach of this Agreement.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

5.3                   Defined Indemnification Terms.

Either of the Lilly Indemnitee or the Hutchison Indemnitee shall be an “Indemnitee” for the purpose of this Article 5, and the Party that is obligated to indemnify the Indemnitee under Article 5.1 or Article 5.2 shall be the “Indemnifying Party.”

5.4                   Defense.

If any such claims or actions are made, the Indemnitee shall be defended at the Indemnifying Party’s sole expense by counsel selected by Indemnifying Party and reasonably acceptable to the Indemnitee, provided that the Indemnitee may, at its own expense, also be represented by counsel of its own choosing.  The Indemnifying Party shall have the sole right to control the defense of any such claim or action, subject to the terms of this Article 5.

5.5                   Settlement.

The Indemnifying Party may settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment (a) with prior written notice to the Indemnitee but without the consent of the Indemnitee where the only liability to the Indemnitee is the payment of money and the Indemnifying Party makes such payment, or (b) in all other cases, only with the prior written consent of the Indemnitee, such consent not to be unreasonably withheld or delayed.

5.6                   Notice.

The Indemnitee shall notify the Indemnifying Party promptly of any claim, demand, action or other proceeding under Article 5.1 or Article 5.2 and shall reasonably cooperate with all reasonable requests of the Indemnifying Party with respect thereto.

5.7                   Permission by Indemnifying Party.

The Indemnitee may not settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment in any such action or other proceeding or make any admission as to liability or fault without the express written permission of the Indemnifying Party.

5.8                   Limitation of Liability.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS ARTICLE 5.8 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 5, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER THE COLLABORATION AGREEMENT.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

6.                                      TERM AND TERMINATION

6.1                   Term. This Agreement shall be effective as of the Effective Date and shall terminate on the earlier of (a) the end of the “Term” of the Collaboration Agreement, (b) the date on which the Global Option terminates pursuant to Article 2.1.

6.2                   Survival.  The following provisions shall survive the termination or expiration of this Agreement for any reason: Article 1, Article 2 (to the extent payments have accrued, and with respect to payments that have accrued, prior to the effective date of termination), Articles 3, 4 and 5.

7.                                      DISPUTE RESOLUTION

7.1                   Disputes.

The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party’s rights or obligations hereunder.  It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation; however, should a dispute arise, the Parties agree to follow the arbitration procedures set forth in Article 7.2.

7.2                               Arbitration Procedures.

In the event of a dispute, that cannot be resolved through good faith negotiations as set forth above, the dispute shall be referred to and finally resolved by arbitration in the following manner:

(i)                                     The dispute shall be settled by arbitration in Hong Kong by the HKIAC in accordance with the HKIAC Rules in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules.  There shall be three (3) arbitrators.

(ii)                                  The arbitral proceedings shall be conducted in English.  To the extent that the HKIAC Rules are in conflict with the provisions of this Article 7.2, including the provisions concerning the appointment of the arbitrator, the provisions of this Article 7.2 shall prevail.

(iii)                               Each Party to the arbitration shall cooperate with each other Party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such Party.

(iv)                              The award of the arbitral tribunal shall be final and binding upon the Parties a party thereto, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

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(v)                                 Any Party that is a party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

7.3                   Consent to Jurisdiction.  Subject to Articles 7.1 and 7.2, each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the Courts for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof, (b) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the Courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the Courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the Courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the Courts, or that this Agreement or the subject matter hereof may not be enforced in or by such Court, and (c) hereby agrees not to commence any such action other than before one of the Courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the Courts whether on the grounds of inconvenient forum or otherwise. Each Party further agrees that service or any process, summons, notice or document by U.S. registered mail to such Party’s notice address provided for in this Agreement shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Article 7.3.

8.                                      MISCELLANEOUS.

8.1                   Force Majeure.

Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any Governmental Authority.  The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all Commercially Reasonable Efforts necessary to cure such force majeure circumstances.

8.2                   Assignment or Change of Control.

(a)                           Except as otherwise set forth in this Agreement, this Agreement and its rights, privileges, and obligations may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided that either Party may assign, without consent but with prior written notice, such Party’s rights and obligations under this Agreement (i) in connection with a merger, consolidation, or sale of substantially all of the assigning Party’s assets to an unrelated Third Party, (ii) in connection with a Change of Control;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

or (iii) to an Affiliate of such Party; provided that, in the event of an assignment described in clause (i) or (ii), the non-assigning Party may at its sole discretion terminate this Agreement if such Change of Control reasonably presents a conflict of interest to continue with the successor entity.  For the purposes of this Agreement, a “Change of Control” of a Party occurs upon (i) the closing of a sale of all or substantially all of the assets of such Party to a Third Party in one transaction or series of transactions,  (ii) the closing of a merger or other business combination or transaction that results in a Third Party owning, directly or indirectly, of more than 50% of the voting securities of such Party, or (iii) the closing of a transaction, following which a Third Party acquires direct or indirect ability or power to direct or cause the direction of the management and policies of such Party or otherwise direct the affairs of such Party, whether through ownership of equity, voting securities, beneficial interest, by contract, or otherwise, provided that for the purposes of this Agreement, a Change in Control shall not be deemed to have taken place if such Change of Control transaction involves a reorganization or similar transaction amongst the direct or indirect shareholders or Affiliates of such Party, following which a shareholder or Affiliate of such Party emerges as the direct or indirect owner of more than 50% of the voting securities, or owning all or substantially all the assets of the Party, or acquiring the direct or indirect ability or power to direct or cause the direction of the management and policies of such Party. Any assignee must assume in writing the obligations of the assigning Party to which it is the assignee or successor.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

(b)                 A Party terminating pursuant to Article 8.2(a) must deliver three (3) months’ prior written notice within nine (9) months of the delivery of notice by the assigning Party of the effectiveness of such assignment.

(c)                  Notwithstanding anything to the contrary in this Agreement, no rights or obligations of a Party under this Agreement may be assigned or transferred to any Third Party or Affiliate pursuant to Article 8.2(a) unless all rights and obligations of such Party under the Collaboration Agreement are assigned or transferred to the same Third Party or Affiliate previous to or simultaneously with such assignment or transfer hereunder.

8.3                   Severability.

If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties.  The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

8.4                   Notices.

All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Hutchison, to:

Hutchison China MediTech Limited
PO Box 309, Ugland House, Grand Cayman, KY1-
1104, Cayman Islands
Attn: Chief Executive Officer

Fax: +852 2128 1778

With a copy to:

Hutchison Whampoa Limited
22/F Hutchison House
10 Harcourt Road
Central
Hong Kong
Attn: Head Group General Counsel & Company

Secretary

Fax: +852 2128 1778

if to Lilly, to:	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Attn: President EMBU Unit Fax. No. 317-433-3000

with copy to:	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Attn: General Counsel Fax. No. 317-433-3000

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day; (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth Business Day following the date of mailing if sent by mail.

8.5                   Applicable Law and Litigation.

All questions of inventorship will be determined in accordance with U.S. patent laws.  In respect to all other Patent issues, the rights of the Parties will be governed by the laws

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of the jurisdiction in which the applicable Patent is filed or granted.  In all other respects, this Agreement shall be governed by and construed in accordance with the laws of New York without reference to any rules of conflict of laws.

8.6                   Entire Agreement; Amendments.

The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof.  All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof (including the licenses granted hereunder) are superseded by the terms of this Agreement.  The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

8.7                   Headings.

The captions to the several Articles hereof are not a part of the Agreement, but are merely for convenience to assist in locating and reading the Articles and Articles of this Agreement.

8.8                   Independent Contractors.

It is expressly agreed that Hutchison and Lilly shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Neither Hutchison nor Lilly shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

8.9                   Waiver.

The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

8.10            Waiver of Rule of Construction.

Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

8.11            Construction.

Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”,

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(d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person shall be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles or Exhibits shall be construed to refer to Articles or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

8.12            Counterparts.

The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party shall be entitled to rely on the delivery of executed facsimile copies of counterpart execution pages of this Agreement and such facsimile copies shall be legally effective to create a valid and binding agreement among the parties.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

HUTCHISON CHINA MEDITECH LIMITED

By:	/s/ Christian L. Hogg

Name:	Christian L. Hogg

Title:	CEO and Director

ELI LILLY AND COMPANY

By:	/s/ Derica W. Rice

Name:	Derica W. Rice

Title:	Exec. V.P. and CFO

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.